SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement        [ ] Confidential, for use of
[x] Definitive Information Statement               the Commission only

                  Hugo International Telecom, Inc. .
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)  Title of each class of securities to which transaction applies:

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  2)  Aggregate number of securities to which transaction applies:

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  3)  Price per unit or other underlying value of transaction pursuant to
      Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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  4)  Proposed maximum aggregate value of transaction:

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  5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

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  2) Form, Schedule or Registration Statement No.:

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  4) Date Filed:

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









                        HUGO INTERNATIONAL TELECOM, INC.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563

                              INFORMATION STATEMENT



To the Holders of the Voting Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Hugo International Telecom, Inc. have given their written consent to a resolution adopted by the Board of Directors of Hugo International to amend the certificate of incorporation so as (1) to increase the authorized capital stock to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock and (2) to effect a reverse split of Hugo International's outstanding common stock in the ratio of 1:1000. We anticipate that this Information Statement will be mailed on February 21, 2006 to shareholders of record. On or after March 14, 2006, the amendment of the certificate of incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Hugo International will not hold a meeting of its shareholders to consider or vote upon the amendment of Hugo International's certificate of incorporation.



                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.



February 21, 2006                                     KEVIN KREISLER, President

                                    VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on January 13, 2006 (the "Record Date"). On the Record Date, the authorized voting stock consisted of:

          (1) 50,000,000 shares of common stock, par value $0.0001, each of which is entitled to one vote. On the Record Date, there were 50,000,000 shares of common stock issued, outstanding and entitled to vote.

          (2) 300,000 shares of Series B Preferred Stock, par value $0.0001, all of which were outstanding on the Record Date. Each share of Series B Preferred Stock is entitled to 560 votes. As a result the voting power of the outstanding shares of Series B Preferred Stock is equal to that of 168,000,000 common shares.

     The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of either class of Hugo International's voting stock, as well as the ownership of such shares by each member of Hugo International's Board of Directors and the shares beneficially owned by its officers and directors as a group.

  Name and Address of                             Amount and Nature         Aggregate
  Name and Address of                           of Beneficial Ownership   Percent of Class
                                                -----------------------   ----------------        Percent of
Beneficial Owner                                  Common    Preferred     Common   Preferred      Voting Power
----------------                                  ------   ------------   ------   ----------     ------------
Kevin Kreisler (1)                                  --        300,000       --    100% Series B       77.1%
c/o GreenShift Corporation
535 West 34th Street, Suite 203
New York, NY 10001.

Current executive officers and
 directors as a group (1 person)                    --        300,000       --    100% Series B       77.1%

Sonata Ventures, LLC                           7,500,000          --        15%           --           3.4%
230 Sillick Street, Suite 1A
Clifton, NJ 07013

Fig Leaf Enterprise, Inc.                      7,500,000          --        15%           --           3.4%
776 Chilver Road
Windsor, Ontario N8Y2K3
Canada

Carolina Menendez-Hernandez                    7,500,000          --        15%           --           3.4%
Manuel DeFalla No. 8
Madrid, Spain  28036
----------------------------

(1) Represents shares owned by GreenShift Corporation. Mr. Kreisler is the Chief Executive Officer of GreenShift Corporation and owns, through controlled corporations, a majority of the outstanding capital stock of GreenShift Corporation.

                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                    TO INCREASE THE AUTHORIZED CAPITAL STOCK

     The Board of Directors of Hugo International has adopted a resolution to increase from 50,000,000 to 100,000,000 the number of shares of Common Stock authorized by the Certificate of Incorporation and to increase from 1,000,000 to 10,000,000 the number of shares of Preferred Stock authorized by the Certificate of Incorporation. The authorized preferred shares are "blank check" shares, meaning that the Board of Directors has the authority to determine the rights, preferences and limitations associated with the shares, without having to seek a vote of shareholders. The holder of shares representing a majority of Hugo International's outstanding voting stock has given its written consent to the resolution. We will file the Amendment with the Secretary of State of Delaware on or after March 14, 2006, and it will become effective on the date of such filing (the "Effective Date").

     The primary purposes of the increase in authorized capital stock are (a) to enable Hugo International to engage in corporate acquisitions and joint ventures, (b) to enable Hugo International to enter into arrangements for the sale of its equity that will be needed in order to fund the implementation of any business plan it may develop, and (c) to enable Hugo International to offer equity incentives to candidates for positions in management. Hugo International has not to date entered into any agreement to issue the additional shares, except that it has accepted subscriptions for 7,000,000 common shares to be issued in exchange for consulting services after the additional shares are authorized.

     After the Effective Date, the Board of Directors will be authorized to issue the additional 50,000,000 shares of Common Stock without having to obtain the approval of Hugo International's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that Hugo International obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Hugo International. The issuance of the additional shares could also result in the dilution of the value of common shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of Hugo International Common Stock.

     After the Effective Date, the Board of Directors will be authorized to issue 10,000,000 shares of Preferred Stock without having to obtain the approval of Hugo International's shareholders. The Board has the authority under Hugo International's Certificate of Incorporation to provide for the issuance of its Preferred Stock in one or more series, and to establish the number of shares in each series and the designations, relative rights, preferences and limitations of the shares in each series. Delaware law requires that the Board use its reasonable business judgment in determining the rights and preferences of the Preferred Stock, as well as the price of the shares. Nevertheless, preferred stock typically has certain rights and preferences greater than those associated with common stock. Therefore, the issuance of the Preferred Stock by Hugo International could result in the dilution of the value of common shares now outstanding, if the rights and preferences associated with the Preferred Stock were more favorable to the holders of the Preferred Stock than the rights and preferences associated with Hugo International common stock.

     The  amendment  of  the  Certificate  of   Incorporation  to  increase  the
authorized capital stock is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Hugo International. Nevertheless, the power of the Board of Directors to provide for the issuance of shares without shareholder approval has potential utility as a device to discourage or impede a takeover of Hugo International. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands or the issuance of preferred stock upon terms very favorable to the preferred shareholder, for example, could make Hugo International unattractive to the party seeking control of Hugo International. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
               TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

     The Board of Directors of Hugo International has unanimously adopted a resolution to amend the Certificate of Incorporation to effect a reverse split of Hugo International's outstanding common stock at a ratio of 1:1000 (the "Reverse Split"). The holder of shares representing a majority of the voting power of Hugo International's outstanding voting stock has given its written consent to the resolution. Under Delaware corporation law, the consent of the holder of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after March 14, 2006, and it will become effective on the date of such filing (the "Effective Date").

     The Amendment to the Certificate of Incorporation provides that each 1000 shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of Hugo International common stock ("New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse
Split will be issued one whole share of New Common Stock in lieu of the fraction.

                  Reasons for Approving the Reverse Stock Split

     Hugo International is currently a shell company with no business operations. Management intends to make one or more acquisitions of operating companies during the next year. In connection with such an acquisition, Hugo International is likely to issue shares of common stock that represent over 90% of its outstanding shares. If it has 50 million shares outstanding prior to the acquisition, the number outstanding after the acquisition will be so great that the per share value of the corporation's stock will be very small. The Board of Directors believes that it will not be in the best interests of the corporation to have a very low per share stock price. The Board hopes that the Reverse Split will result in a higher per share market price of the common stock.

     A low stock price can have the effect of reducing the liquidity of a corporation's stock. If a security does not trade on a stock exchange and has a market price that is less than $5.00 per share, the stock qualifies as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." Most institutional investors will not invest in penny stocks, and many brokerage firms will discourage their customers from purchasing penny stocks and will not recommend a penny stock to their customers. Additionally, the brokerage commissions on the purchase or sale of stock with a relatively low per share price generally tend to represent a higher percentage of the sales price than the commission charges on a stock with a relatively high per share price. The Board of Directors believes these issues are best addressed by increasing the value per share of the common stock, which will occur as a result of the Reverse Split.


                  General Effect of the Increase in Authorized
             Capital Stock and Reverse Stock Split on Capital Stock

     The New Common Stock will not be different from the common stock held by Hugo International's stockholders prior to the Reverse Split. The stockholders will have the same relative rights following the Effective Date as they had prior to the Effective Date, except to the extent the proportion of shares that they own is affected by the rounding up of fractional shares.

     The table below shows the cumulative effect on Hugo International's voting stock of the "recapitalization" that will occur on the Effective Date, namely:
(a) the increase in authorized  common stock and authorized  preferred stock and
(b) the reverse split of the outstanding common stock. The column labeled "After Recapitalization" does not reflect any adjustments that may result from the rounding-up of fractional shares because we cannot calculate at this time the number of fractional shares that will result from the Reverse Split.

                                                              Prior to                  After
                                                              Recapitalization          Recapitalization
                                                              ----------------          ----------------
         Common Stock
                  Authorized................................      50,000,000              100,000,000
                  Issued and outstanding..................        50,000,000                   50,000

         Preferred Stock
                  Authorized................................       1,000,000               10,000,000
                  Issued and outstanding..................           300,000                  300,000

         Total Voting Power............................
                  Voting power of outstanding stock:
                           Common........................                23%                      23%
                           Series B Preferred ............               77%(1)                   77%(1)
--------------------------------

(1) The Certificate of Designation of the Series B Preferred provides that if the number of fully-diluted common shares outstanding exceeds 72 million (72 thousand after the Reverse Split), the voting power of the Series B Preferred Stock will be increased to provide the holder 70% of the voting power.

       Exchange of Stock Certificate and Liquidation of Fractional Shares

     On the Effective Date, the outstanding certificates representing shares of Hugo International's common stock will be automatically converted into certificates representing shares of New Common Stock. It is not necessary for a shareholder to obtain a replacement certificate in order to be registered in the record books of the corporation as the owner of the appropriate number of share of New Common Stock. Every shareholder who wishes to receive a replacement certificate, however, may do so by surrendering to the Transfer Agent his certificate representing shares of pre-Reverse Split and paying the Transfer Agent's standard fee. In exchange, he will receive a replacement certificate representing the appropriate number of share of New Common Stock. The name and address of the Transfer Agent are stated above.

                              No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Information Statement.

                                    * * * * *